Exhibit 99.1

Pharmasset, Inc. 303-A College Road East Princeton, NJ 08540 U.S.A. Phone: (609) 613-4100 Fax: (609) 613-4150 www.pharmasset.com Nasdaq: VRUS

COMPANY PRESS RELEASE

Pharmasset Appoints Herbert J. Conrad as a Director

Princeton, NJ – (March 27, 2008) – Pharmasset, Inc. (Nasdaq: VRUS), a pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections, is pleased to announce the appointment of Herbert J. Conrad as a member of the Board of Directors and the Nominating and Corporate Governance Committee. Mr. Conrad is currently the Chairman of the Board of Directors of Sapphire Therapeutics, a Director of Savient Pharmaceuticals, Celldex and Symphony Evolution, and serves on the Medical Advisory Board of Henry Schein. From 1960 to 1993, Mr. Conrad served in a variety of marketing and strategic planning roles at Hoffmann LaRoche, and he was the President of the Roche Pharmaceuticals Division and a Member of the Executive Committee and Board of Directors from 1982 through 1993. Mr. Conrad has been involved in a number of business, industry, academic, civic and philanthropic organizations, and he also served in the U.S. Army’s Medical Services Corps. Mr. Conrad earned his undergraduate and graduate degrees in Pharmacy from the Brooklyn College of Pharmacy. He also has received a Doctorate in Humane Letters (Honorary) from Long Island University.

“Pharmasset is honored to welcome Herb Conrad to our Board of Directors,” stated G. Steven Burrill, CEO of Burrill & Company and Pharmasset’s Chairman of the Board of Directors. “Herb has tremendous pharmaceutical industry experience, and we will benefit enormously from his guidance as Pharmasset continues its growth and evolution.”

About Pharmasset

Pharmasset is a pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections. Pharmasset’s primary focus is on the development of oral therapeutics for the treatment of hepatitis B virus (HBV), hepatitis C virus (HCV) and human immunodeficiency virus (HIV).

Pharmasset is currently developing three product candidates. Clevudine, for the treatment of chronic HBV infection, is enrolling Phase 3 clinical trials for registration in North, Central and South America and Europe. Clevudine is already approved for HBV in South Korea and marketed by Bukwang Pharmaceuticals in South Korea under the brand name Levovir. R7128, an oral treatment for chronic HCV infection, is in a 4-week Phase 1 clinical trial in combination with Pegasys plus Copegus through a strategic collaboration with Roche. Racivir, which is being developed for the treatment of HIV in combination with other approved HIV drugs, has completed a Phase 2 clinical trial.

Pegasys® and Copegus® are registered trademarks of Roche.

Contact

Alan Roemer, Vice President

Investor Relations & Corporate Communications

alan.roemer@pharmasset.com

Office: +1 (609) 613-4125

Forward-Looking Statements

Pharmasset “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including without limitation the risk that adverse events could cause the cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that we cannot enroll enough patients for the Phase 3 registration clinical trial for clevudine, the risk that our collaboration with Roche will not continue or will not be successful and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission entitled “Risk Factors” and discussions of potential risks and uncertainties in our subsequent filings with the Securities and Exchange Commission.